Exhibit 5.1

[Letterhead of Sullivan & Cromwell LLP]

November 7, 2017

Fulton Financial Corporation,

One Penn Square,

P.O. Box 4887,

Lancaster, Pennsylvania 17604.

Ladies and Gentlemen:

We are acting as counsel to Fulton Financial Corporation, a Pennsylvania corporation (the “Company”), in connection with the filing by the Company of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933 (the “Act”). The Registration Statement registers (i) shares of common stock, par value $2.50 per share, of the Company (the “Common Shares”); (ii) preferred stock, with no par value, of the Company (the “Preferred Shares”); (iii) depositary shares representing Preferred Shares (the “Depositary Shares”); (iv) senior and subordinated debt securities of the Company (the “Debt Securities”); (v) purchase contracts (the “Purchase Contracts”); (vi) units comprised of Securities (as defined below) (the “Units”); and (vii) warrants to purchase Common Shares, Preferred Shares or Debt Securities (the “Warrants”, and together with the Common Shares, the Preferred Shares, the Depositary Shares, the Debt Securities, the Purchase Contracts and the Units, the “Securities”).

In connection with the filing of the Registration Statement, we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

Upon the basis of such examination, we advise you that, in our opinion:

(1) Depositary Shares. When the Registration Statement has become effective under the Act, the terms of the deposit agreements under which the Depositary Shares are to be issued have been duly established and the deposit agreements relating to the Depositary Shares have been duly authorized, executed and delivered, the terms of

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the Depositary Shares and of their issuance and sale have been duly established in conformity with the applicable deposit agreements, the Preferred Shares represented by the Depositary Shares have been duly authorized, validly issued and delivered to the applicable depositaries and the depositary receipts evidencing the Depositary Shares have been duly executed, countersigned and issued against deposit of the Preferred Shares in accordance with the applicable deposit agreements and issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Board, or a duly authorized committee thereof, and if all the foregoing actions are taken so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the depositary receipts evidencing the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the applicable deposit agreements, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Depositary Shares covered by the opinion in this paragraph include any Depositary Shares that may be issued as part of the Units or upon exercise or otherwise pursuant to the terms of any other Securities.

(2) Debt Securities Issued Under an Indenture. When the Registration Statement has become effective under the Act, the terms of the senior debt securities (the “Senior Debt Securities”) and subordinated debt securities (the “Subordinated Debt Securities”) and of their issuance and sale have been duly established in conformity with the indenture and first supplemental indenture relating to the Senior Debt Securities, each dated March 16, 2017 (the “Senior Debt Indentures”), or the Subordinated Debt Securities, each dated November 17, 2014 (the “Subordinated Debt Indentures” and each of the Subordinated Debt Indentures and the Senior Debt Indentures, a “Debt Indenture”), as applicable, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Debt Securities have been duly executed and authenticated in accordance with the applicable Debt Indenture and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Board, or a duly authorized committee thereof, the Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and the Common Shares, Preferred Shares and Depositary Shares when duly issued upon conversion of the Debt Securities, will be validly issued,

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fully paid and nonassessable. The Debt Securities covered by the opinion in this paragraph include any Debt Securities that may be issued as part of the Units or upon exercise or otherwise pursuant to the terms of any other Securities.

(3) Purchase Contracts. When the Registration Statement has become effective under the Act, the terms of the governing instruments or agreements under which certain of the Purchase Contracts are to be issued have been duly established and the governing documents or agreements have been duly authorized, executed and delivered, the terms of such Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable governing documents or agreements and such Purchase Contracts have been duly executed and authenticated in accordance with the applicable governing documents and agreements and issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Board, or a duly authorized committee thereof, and if all the foregoing actions are taken so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such Purchase Contracts will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Purchase Contracts covered by the opinion in this paragraph include any Purchase Contracts that may be issued as part of the Units or upon exercise or otherwise pursuant to the terms of any other Securities.

(4) Units. When the Registration Statement has become effective under the Act, the terms of the unit agreements under which the Units are to be issued have been duly established and the unit agreements have been duly authorized, executed and delivered, the terms of such Units and of their issuance and sale have been duly established in conformity with the applicable unit agreements and such Units have been duly executed and authenticated in accordance with the applicable unit agreements and issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in resolutions duly adopted by the Board, or a duly authorized committee thereof, and if all the foregoing actions are taken so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such Units will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Units covered by the opinion in this paragraph include any Units that may be issued as part of the Units or upon exercise or otherwise pursuant to the terms of any other Securities.

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(5) Warrants. When the Registration Statement has become effective under the Act, the terms of the warrant agreement under which the Warrants are to be issued have been duly established and the warrant agreement has been duly authorized, executed and delivered, the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable warrant agreement and the Warrants have been duly executed and authenticated in accordance with the applicable warrant agreement and issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Board, or a duly authorized committee thereof, and if all the foregoing actions are taken so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Warrants covered by the opinion in this paragraph include any Warrants that may be issued as part of the Units or upon exercise or otherwise pursuant to the terms of any other Securities.

We note that, as of the date of this opinion, a judgment for money in an action based on a Debt Security denominated in a foreign currency or currency unit in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Debt Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. In the case of a security denominated in a foreign currency, a state court in the State of New York rendering a judgment on such a Debt Security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency or currency unit in which the Debt Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement or any related prospectus or other offering material relating to the offer and sale of the Securities.

The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the laws of the Commonwealth of Pennsylvania,

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and we are expressing no opinion as to the effect of the laws of any other jurisdiction. With respect to all matters of Pennsylvania law, we have relied upon the opinion, dated the date hereof, of Barley Snyder LLP, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in the opinion of Barley Snyder LLP.

In rendering the foregoing opinion, we have assumed, without independent verification, that the Company has been duly incorporated and is an existing corporation in good standing under Pennsylvania law. Also, we have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed that each Debt Indenture applicable to the Debt Securities have been duly authorized, executed and delivered by the trustee thereunder, assumptions which we have not independently verified. We have assumed that the governing documents under which the Securities are to be issued will have been duly authorized, executed and delivered by all parties thereto other than the Company and that the signatures on documents examined by us are genuine. We have further assumed that the issuance or delivery by the Company of any securities other than the Securities, or of any other property, upon exercise or otherwise pursuant to the terms of the Securities will be effected pursuant to authority granted in resolutions duly adopted by the Company’s Board of Directors, or a duly authorized committee thereof, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company. Finally, we have assumed that the authority granted in resolutions duly adopted by the Board, or a duly authorized committee thereof, will remain in effect at all relevant times and that no Securities will be issued or other action taken in contravention of any applicable limit established pursuant to such resolutions from time to time.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of the Securities” in the prospectus contained therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ SULLIVAN & CROMWELL LLP